UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 31, 2007
                Date of Report (Date of earliest event reported)


                        Global Entertainment Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                       000-50643                 86-0933274
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


4909 E. McDowell Rd., Suite 104, Phoenix, AZ                     85008-4393
  (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code (480) 994-0772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     J. Craig Johnson has announced his resignation as Executive Vice-President and Chief Financial Officer of Global Entertainment Corporation (the "Company"), effective August 31, 2007.

     The Company has announced that James C. Yeager has been appointed to replace Mr. Johnson as Senior Vice-President and Chief Financial Officer of the Company, effective September 1, 2007.

     Mr. Yeager, age 57, comes to the Company after four years with Capital Title Group, Inc. in Scottsdale, Arizona, most recently serving as the Chief Financial Officer. Previously, Mr. Yeager served as Executive Vice-President and Chief Financial Officer for Styling Technology Corporation from 2000 to 2003.

     There are no arrangements or understandings between Mr. Yeager and any other person pursuant to which Mr. Yeager was selected to serve as Senior Vice-President and Chief Financial Officer of the Company. There are no family relationships between Mr. Yeager and any director or executive officer of the Company. There has been no transaction nor are there any proposed transactions between the Company and Mr. Yeager that would require disclosure pursuant to
Item 404(a) of Regulation S-B.

     The Company does not have an employment agreement with Mr. Yeager. Mr. Yeager will receive an annual salary of $157,000 per year and will be eligible to receive an annual performance bonus of up to $54,950. Additionally, Mr. Yeager will receive an award of 7,500 restricted shares of the Company's common stock pursuant to the Company's 2007 Long-Term Incentive Plan.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GLOBAL ENTERTAINMENT CORPORATION


Date: September 7, 2007                  By: /s/ James C. Yeager
                                            ------------------------------------
                                         Name:  James C. Yeager
                                         Title: Senior Vice-President and
                                                Chief Financial Officer

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